Exhibit 10.48

THIS NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER UNITED STATES FEDERAL OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE TRANSFERRED OR ASSIGNED FOR VALUE, DIRECTLY OR INDIRECTLY, NOR MAY THIS NOTE OR THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE BE TRANSFERRED ON THE BOOKS OF THE COMPANY, WITHOUT REGISTRATION OF SUCH NOTE OR SECURITIES, AS APPLICABLE, UNDER ALL APPLICABLE UNITED STATES FEDERAL OR STATE SECURITIES LAWS OR COMPLIANCE WITH AN APPLICABLE EXEMPTION THEREFROM, SUCH COMPLIANCE, AT THE OPTION OF THE COMPANY, TO BE EVIDENCED BY AN OPINION OF STOCKHOLDER’S COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT NO VIOLATION OF SUCH REGISTRATION PROVISIONS WOULD RESULT FROM ANY PROPOSED TRANSFER OR ASSIGNMENT.

GLASSHOUSE TECHNOLOGIES, INC.

AMENDED AND RESTATED

SUBORDINATED CONVERTIBLE PROMISSORY NOTE

$32,800,000.00	Austin, Texas	March 6, 2011

FOR VALUE RECEIVED, the undersigned, Glasshouse Technologies, Inc., a Delaware corporation, and its successors and assigns (“Company”), promises to pay to the order of Dell Products L.P., a Texas limited partnership (“Holder”), the principal sum of Thirty Two Million Eight Hundred Thousand Dollars ($32,800,000.00), together with interest from the date of this Note on the balance of this Note from time to time remaining unpaid at a rate of eighteen percent (18%) per annum until maturity, both principal and interest being payable at the address designated in Section 15, or at such other place as Holder may from time to time designate in writing. This Note is issued pursuant and subject to the terms and conditions of that certain Securities Purchase Agreement dated as of March 6, 2008, as amended, by and between Company and Holder (the “Securities Purchase Agreement”). Capitalized terms used herein but not otherwise defined shall have the meaning given to such term in the Securities Purchase Agreement.

The principal of this Note shall mature and be due and payable at the earliest of (i) the closing of an Extraordinary Transaction and (ii) June 6, 2011 (the “Target Date”).

All accrued and unpaid interest shall be due and payable immediately on maturity of the principal of this Note.

All past due principal and accrued interest on this Note shall bear interest from maturity (whether on the closing of an Extraordinary Transaction, on the Target Date, upon acceleration of maturity following an Event of Default (as defined below) or otherwise) until paid at the lesser of (i) the rate of 22.5% per annum or (ii) the highest rate for which Company may legally contract under applicable law. All payments under this Note shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments.

This Note amends, restates and replaces in its entirety that certain Subordinated Convertible Promissory Note dated as of March 6, 2008 (the “Original Note”) executed by Company in favor of Holder. Nothing contained herein shall be deemed a repayment or novation of the Original Note.

As further detailed in that certain Amended and Restated Intercreditor Agreement, dated as of March 29, 2010 (the “Intercreditor Agreement”), by and among Company, Holder and the other parties thereto, this Note, the indebtedness evidenced by this Note and all payments or rights under this Note are expressly subordinate to all senior indebtedness of Company, whether such senior indebtedness is outstanding as of the date of this Note or incurred after the date of this Note, and all such senior indebtedness shall be senior in right of payment to this Note. As used in this Note, “senior indebtedness” means all indebtedness or other monetary obligations of Company that are secured by assets of Company or for which the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness or obligation shall be senior in right of payment to this Note or Company’s subordinated indebtedness, unless the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such indebtedness or obligation shall not be senior in right of payment to this Note.

Section 1. OPTIONAL CONVERSION. This Note may, at Holder’s option, be converted to either Common Stock or Equity Securities (defined below), as applicable, under the following circumstances and in the following manner:

(a) At any time, all or any portion of the unpaid principal of this Note plus accrued interest on this Note may, at Holder’s option, be converted into the most recently issued series of Preferred Stock at the conversion price of such series as of the date of such conversion.

(b) If Company closes a Qualified Public Offering at any time up to and including the Target Date, all or any portion of the unpaid principal of this Note plus accrued interest on this Note may, at Holder’s option, be converted at the closing of the Qualified Public Offering into shares of Common Stock at a conversion price equal to 90% of the initial public offering price per share at which such Common Stock was issued and sold to the public in such Qualified Public Offering.

(c) If, after the original issuance of this Note, Company issues or sells any series of preferred stock of Company or any security convertible or exchangeable into or for preferred stock or similar securities of Company (“Equity Securities”) in a single transaction or a series of related transactions that results in aggregate proceeds to Company of at least Ten Million Dollars ($10,000,000.00) (without giving effect to the conversion of this Note or the exercise of the Warrant or the Option) (a “Qualified Financing”), all or any portion of the unpaid principal of this Note plus accrued interest on this Note may be converted at the option of Holder of this Note at the closing of the Qualified Financing into the same class or series of Equity Securities as are issued and sold by Company in such Qualified Financing (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class or series of Equity Securities issued and sold in such Qualified Financing) at a price per share or unit equal to 90% of the lowest price per share or unit at which such Equity Securities were issued and sold in such Qualified Financing. The following Equity Securities shall not be deemed to be issued or sold as part of a Qualified Financing: (i) Common Stock or options to purchase Common Stock issued, sold or granted pursuant to Company’s Equity Plans and Series 1 Plan as in effect on the date of this Note; (ii) Common Stock issued upon conversion of shares of the Designated Preferred Stock outstanding as of the date of this Note; (iii) Equity Securities of Company issued pursuant to warrants outstanding as of the date of this Note; or (iv) Common Stock issued and sold by Company in a single transaction or series of related transactions in which no Equity Securities other than shares of Common Stock are issued or sold.

(d) On or immediately prior to the closing of any Extraordinary Transaction, all or any portion of the unpaid principal of this Note plus accrued interest on this Note may be converted, at the option of Holder, at or immediately prior to the closing of such Extraordinary Transaction into, at the further option of Holder, (i) the same class or series of Equity Securities as were issued and sold by Company in the most recent Qualified Financing or, if a Qualified Financing has not occurred, the most recent transaction in which Company issued and sold Equity Securities other than this Note, the Warrant and the Option (or a class or series of Equity Securities identical in all respects to and ranking pari passu with the class of Equity Securities issued and sold in such Qualified Financing or other transaction) at a price per share or unit equal to the conversion price then in effect for such series or class of Equity Securities or (ii) that number of shares of Common Stock then issuable upon conversion of such number of shares or units of Equity Securities.

Section 2. CERTAIN RIGHTS UPON CONVERSION. If pursuant to the conversion rights set forth above this Note is converted into shares of Preferred Stock, Company will take such action and Holder shall have such other rights as are forth in Section 5.11 of the Securities Purchase Agreement.

Section 3. HSR COMPLIANCE. Company acknowledges that conversion of this Note by Holder may subject Holder to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). As such, conversion of this Note is subject to compliance by Holder all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”). If, on or before the Target Date, Holder has sent a notice to Company of its intent to convert the Note pursuant to an optional conversion under Section 1, and Holder has not been able to effect the conversion of this Note on or prior to the Target Date because of HSR Act Restrictions, Holder shall be entitled to effect the conversion of this Note in accordance with the procedures contained herein notwithstanding the fact that the conversion of this Note would be effected after the Target Date. Company will cooperate with Holder in making all applicable filings under the HSR Act.

Section 4. PREPAYMENTS. The principal and interest on this Note and the Fees (defined below) may be prepaid in whole without the prior consent of Holder.

Section 5. FEES. In consideration of temporarily extending the maturity date of the Original Note, Company promises to pay Holder a non-principal balloon payment of One Hundred Thousand Dollars ($100,000.00) (the “Extension Fee”). In consideration of restructuring the Original Note, Company promises to pay Holder a non-principal balloon payment of Five Hundred Sixty-Five Thousand Dollars ($565,000.00) (such payment, together with the Extension Fee, the “Fees”). Company shall pay the Fees to Holder at the earlier of the Target Date and the date of prepayment in whole of the Note as set forth in Section 4.

Section 6. DEFAULT; REMEDIES.

(a) Company shall be in default under this Note upon the happening of any condition or event set forth below (each, an “Event of Default”):

(i) Company’s failure to pay any payment of principal or interest or Fees as and when due in accordance with the terms of this Note;

(ii) Company’s failure to perform or comply with any other obligation, covenant, term or provision contained in this Note or in the Securities Purchase Agreement and, if curable, Company has failed to cure such default within 10 days after the occurrence thereof;

(iii) any representation made to holder in this Note or in the Securities Purchase Agreement or any financial statement or other information furnished to Holder by or on behalf of Company shall be incorrect in any material respect when made or furnished;

(iv) the acceleration of any of the Senior Indebtedness (as defined in the Intercreditor Agreement) or Junior Indebtedness (as defined in the Intercreditor Agreement), or if the Intercreditor Agreement has then terminated in accordance with Section 18(a) of the Intercreditor Agreement, the acceleration of any indebtedness in excess of One Hundred Thousand Dollars ($100,000.00); or

(v) Company’s dissolution, termination of existence, insolvency or business failure; the appointment of a receiver of all or any material portion of the assets of Company; an assignment for the benefit of creditors by Company; the commencement of any proceeding under any bankruptcy or insolvency laws by or against Company; or any material portion of the assets of Company is attached or becomes subject to levy or similar judicial proceeding that is not released within 30 days.

(b) The entire unpaid principal balance of this Note and all accrued interest on such unpaid principal balance and the Fees shall immediately be due and payable at the option of Holder upon the occurrence of any one or more of the Events of Default and at any time after the occurrence of any one or more of the Events of Default.

Section 7. CUMULATIVE RIGHTS. No delay on the part of Holder in the exercise of any power or right under this Note or under any other instrument executed pursuant to this Note shall operate as a waiver of any such power or right, nor shall a single or partial exercise of any power or right preclude other or further exercise of such power or right or the exercise of any other power or right.

Section 8. WAIVER. Company and all endorsers, sureties and guarantors of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate or notice of acceleration other than notice of default pursuant to Section 6(a)(ii) of this Note, notice of protest and any and all lack of diligence or delay in collection or the filing of suit on this Note which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to Holder.

Section 9. ATTORNEYS’ FEES AND COSTS. In the event that this Note is collected in whole or in part through suit, arbitration, mediation or other legal proceeding of any nature, then and in any such case there shall be added to the unpaid principal amount of this Note all reasonable costs and expenses of collection, including, without limitation, reasonable attorney’s fees.

Section 10. GOVERNING LAW. This Note shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to conflicts of law principles (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any jurisdiction other than the State of Delaware.

Section 11. HEADINGS. The headings and captions used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. All references in this Note to sections, paragraphs, exhibits, and schedules shall, unless otherwise provided, refer to sections and paragraphs of this Note and exhibits and schedules attached to this Note, all of which exhibits and schedules are incorporated in this Note by this reference.

Section 12. USURY. All agreements between Company and Holder, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to Holder for the use, forbearance or detention of the money to be loaned under this Agreement or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances Holder shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced by this Note or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Company to Holder relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Company. In determining whether or not the interest paid or payable with respect to any indebtedness of Company to Holder, under any specific contingency, exceeds the highest lawful rate, Company and Holder shall, to the maximum extent permitted by applicable law, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term of such indebtedness, and/or (iii) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this Section shall control and supersede every other conflicting provision of all agreements between Company and Holder. Holder has been advised by Company to seek the advice of an attorney and an accountant in connection with the issuance of this Note. Company has had the opportunity to seek the advice of any attorney and accountant of Company’s choice in connection with issuance of this Note.

Section 13. SUCCESSORS AND ASSIGNS. Except as otherwise set forth in the Securities Purchase Agreement and subject to compliance with applicable federal and state securities laws, this Note and all rights under this Note are transferable in whole or in part by the Holder to any person or entity upon written notice to Company. The transfer shall be recorded on the books of Company upon the surrender of this Note, properly endorsed, to Company at its principal offices, and the payment to Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, Company shall issue to the holders one or more appropriate new notes with such modifications as may be necessary to reflect the existence of multiple notes. All of the stipulations, promises and agreements in this Note made by or on behalf of Company shall bind the successors and assigns of Company, whether so expressed or not, and inure to the benefit of the successors and permitted assigns of the Holder.

Section 14. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

Section 15. NOTICES. All notices, requests, consents and other communications under this Note shall be in writing and shall be delivered personally or by facsimile transmission or by nationally recognized overnight delivery service or by first class certified or registered mail, return receipt requested, postage prepaid:

If to Company, at 200 Crossing Boulevard, Framingham, Massachusetts 01702, Attention: Ken Hale, or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with a copy (which shall not constitute notice) to Gunderson Dettmer Stough Villenueve Franklin & Hachigian, LLP, 610 Lincoln St., Waltham, MA 02451, Attention: Marc F. Dupre, Esq., Fax. 781.622.1622.

If to a Holder, at One Dell Way, MS RR1-33, Round Rock, Texas 78682 Attention: General Counsel, Fax: 512.728.8935, and at One Dell Way, MS RR-1-87, Round Rock, Texas 78682, Attention: Corporate Development, Fax: 512.723.1702 or at such other address or addresses as may have been furnished by giving five days advance written notice to all other parties, with copies (which shall not constitute notice) to the attention of Scott J. Depta, Legal Director, email to: Dell_Corporate_Legal_Notices@Dell.com and Vinson & Elkins L.L.P., The Terrace 7, 2801 Via Fortuna, Suite 100, Austin, TX 78746, Attention: Christopher G. Schmitt, Fax: 512.236.3348.

Notices provided in accordance with this Section shall be deemed delivered upon personal delivery (including confirmed facsimile) or three business days after deposit in the mail.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Note on and as of the date first above written.

GLASSHOUSE TECHNOLOGIES, INC.

By:	/s/ Mark Shirman
Name:	Mark Shirman
Title:	President

Acknowledged on and as of the date first written above.

DELL PRODUCTS L.P.

By:	/s/ Janet B. Wright
Name:	Janet B. Wright
Title:	Vice President & Assistant Secretary

Signature Page to Amended and Restated Subordinated Convertible Promissory Note